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                                                                     EXHIBIT 11


                              RIMAGE CORPORATION
            COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK


Net earnings per common share is determined by dividing the net earnings by the weighted average number of shares of common stock and common share equivalents outstanding. The following is a summary of the weighted average common shares outstanding and common share equivalents:


                                                                   Three months ended                  Six months ended
                                                                       June 30,                           June 30,

                                                                  1996            1995                1996          1995
                                                            ----------      ----------          ----------   -----------
Shares Outstanding at
  beginning of period                                        3,069,000       1,950,000           3,051,000     1,950,000

Common stock issued in merger
  with Dunhill Software Services                                     0       1,100,000                   0     1,100,000

Shares Outstanding at
     beginning of period                                     3,069,000       3,050,000           3,051,000     3,050,000
                                                            ----------      ----------          ----------   -----------
                                                            ----------      ----------          ----------   -----------

Common stock issued in stock
     option exercise                                            15,500               0              33,500             0

Shares Outstanding at
     end of period                                           3,084,500       3,050,000           3,084,500     3,050,000
                                                            ----------      ----------          ----------   -----------
                                                            ----------      ----------          ----------   -----------

   Weighted average shares
     of common stock outstanding                             3,073,253       3,050,000           3,064,937     3,050,000
                                                            ----------      ----------          ----------   -----------
                                                            ----------      ----------          ----------   -----------


**Common stock equivalents                                     397,453         846,455             397,453       846,455

   Weighted average shares of
     common stock equivalents                                   19,708          18,677              43,183        20,778
                                                            ----------      ----------          ----------   -----------
                                                            ----------      ----------          ----------   -----------

Weighted average shares of
   common stock and
   stock equivalents                                         3,092,961       3,068,677           3,108,120     3,070,778
                                                            ----------      ----------          ----------   -----------
                                                            ----------      ----------          ----------   -----------

Net Earnings (loss)                                          ($897,359)      ($258,775)          ($849,884)     ($85,676)
                                                            ----------      ----------          ----------   -----------
                                                            ----------      ----------          ----------   -----------

   Net earnings (loss) per share                                ($0.29)         ($0.08)             ($0.27)       ($0.03)
                                                            ----------      ----------          ----------   -----------
                                                            ----------      ----------          ----------   -----------

** Included as common stock equivalents are 540,000 warrants which expired on July 20, 1995